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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 1999 relating to the financial statements as of December 31, 1998 and for each of the two years in the period then ended which appear in the Annual Report on Form 10-K for the year ended December 31, 1999 of Communication Intelligence Corporation. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
San Jose, California
November 1, 2000